UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report — February 4, 2010

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

 (Address of principal executive offices)

Registrant’s telephone number, including area code:  (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Appointment of Certain Officers.

On February 4, 2010, the Board of Directors announced the approval of a succession plan for Bemis Company’s Chief Financial Officer.  In accordance with the approved plan, at the May 6, 2010 scheduled meeting of the Board of Directors, Gene C. Wulf will step down as the Chief Financial Officer and assume a new role as Executive Vice President.  Scott B. Ullem, age 43, currently Bemis’ Vice President of Finance, will assume the title of Vice President and Chief Financial Officer.

Item 8.01                                             Other Events.

In the same press release, Bemis announced that its Board of Directors had approved a 2.2 percent increase in the quarterly cash dividend, increasing it to 23.0 cents per share compared to the previous quarterly dividend of 22.5 cents per share.  The cash dividend is payable on March 1, 2010, to shareholders of record at the close of business on February 16, 2010.  This marks the 27th consecutive year that the Company has increased its dividend payment.  Bemis has been paying an annual dividend on its stock since 1922.

A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated February 4, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ James J. Seifert	By	/s/ Stanley A. Jaffy
	James J. Seifert, Vice President,		Stanley A. Jaffy, Vice President
	General Counsel and Secretary		and Controller

Date	February 8, 2010	Date	February 8, 2010

Index to Exhibits

Exhibit No.	Description	Method of Filing

99.1	Press Release dated February 4, 2010	Electronic Transmission